Exhibit 5.1

February 26, 2021

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, Florida 33487

Ladies and Gentlemen:

We have acted as counsel to SBA Communications Corporation, a Florida corporation (“SBA”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021 relating to the offering by SBA from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) shares of SBA’s Class A common stock, par value $0.01 per share (“Common Stock”); (ii) shares of SBA’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) senior debt securities of SBA (“Senior Debt Securities”) and subordinated debt securities of SBA (together with the Senior Debt Securities, “Debt Securities”) each of which may be issued in one or more series; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and/or (v) depositary shares (the “Depositary Shares”) in each case, as described in the base prospectus forming a part of the Registration Statement (the “Base Prospectus”) as may be supplemented in the future by one or more supplements to the Base Prospectus (each a “Prospectus Supplement” and together with the Base Prospectus, a “Prospectus”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Depositary Shares are hereinafter referred to, collectively, as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of SBA and others. We have not independently verified such factual matters.

Our opinions expressed in paragraphs 3, 4 and 5 below are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Based upon and subject to the foregoing, and assuming, with your consent, that: (i) the Registration Statement and any post-effective amendments thereto will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement(s); (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by SBA and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; we are of opinion that:

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1. With respect to the offer and sale of Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of SBA, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under SBA’s articles of incorporation (as amended, the “Articles of Incorporation”) and (b) authorized by the board of directors of SBA (the “Board”) in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of articles of amendment to the Articles of Incorporation with respect to the series with the Secretary of State of the State of Florida as required under the Florida Business Corporation Act, and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the designated trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (B) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by SBA to the designated trustee, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of SBA, enforceable against SBA in accordance with their terms.

4. With respect to the Warrants, when (A) a warrant agreement, if any, has been duly authorized by all necessary corporate action of SBA (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by SBA, (B) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of SBA (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (C) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of SBA, enforceable against SBA in accordance with their terms.

5. When (A) a depositary agreement has been duly authorized by all necessary corporate action of SBA (including, without limitation, the adoption by the Board of a resolution duly authorizing the execution and delivery of such depositary agreement and the authorization of the Preferred Stock underlying the Depositary Shares) and duly executed and delivered by SBA, (B) the specific terms of a particular issuance of the related Depositary Shares have been duly established in accordance with such depositary agreement and all applicable law and authorized by all necessary corporate action of SBA (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the

February 26, 2021

Depositary Shares and the Preferred Stock underlying the Depositary Shares), (C) the Preferred Stock underlying such Depositary Shares will have been duly issued and deposited with the depositary and (D) such Depositary Shares have been duly executed, issued and delivered against payment therefor in accordance with such depositary agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Depositary Shares), such Depositary Shares will be validly issued and entitle their holders to the rights specified in the depositary agreement and the Depositary Shares.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.